SPANSION EMPLOYEE INCENTIVE PLAN

I.	Introduction

The Spansion Employee Incentive Plan (“Plan”) recognizes and rewards Plan Participants for furthering Spansion’s ongoing success against strategic objectives. A Participant’s award under the Plan is funded based on the company’s performance against one or more Plan Metrics (e.g., revenue, operating margin) established and approved by the Compensation Committee of the Board of Directors for any given Plan Year. Plan Metrics may change from year-to-year at the sole discretion of Spansion.

A Participant’s eligibility and target opportunity (“Target”) for the Plan Year is based on the Participant’s role and job level, and may change from year-to-year at the sole discretion of Spansion. Award funding can range from 0% to 200% of Target. A portion of the award may be tied to individual performance depending on the Participant’s job level.

Award payments, if any, are made following evaluation of Plan Metrics and the completion of the compensation rewards process after the close of the Plan Period. Depending on the Participant’s job level, the plan will be measured and paid on either a quarterly or annual basis.

Plan participation summary:

	Plan Period	Individual Performance Modifier
Sr. Director & Above	Annual	Yes
Individual Contributor to Director	Quarterly	Yes
Support Staff	Quarterly	No

II.	Explanation of Terms Base Salary for annual Participants is generally the Participant’s annualized base pay at the end of the Plan Year; for quarterly participants it is generally the annualized base salary at the end of the Plan Period, divided by 4. (See Section V for further detail on the administrative provisions.)

Participant is any employee of Spansion who is eligible to participate in the Plan based on their role and job level. Sales Incentive Plan

SPANSION EMPLOYEE INCENTIVE PLAN

participants and employees otherwise eligible to participate in local broad-based incentive programs are not eligible.

Plan Year is Spansion’s fiscal year, approximately each January 1 through December 31. For 2010, the Plan will begin effective January 1, 2010.

Plan Period, for the purposes of the Plan Metrics, is either the fiscal quarter or fiscal year, depending on the Participant’s role.

Plan Metric is an overarching goal for the Plan Year and is generally financial in nature (e.g., revenue, operating margin). There may be more than one Plan Metric established for any Plan Year, and metrics may change from year-to-year.

Plan Objectives are the parameters by which achievement of a Plan Metric is measured for a Plan Period (e.g., minimum, goal and maximum). For example, for a revenue Plan Metric, minimum, goal and maximum Plan Objectives might be $1B, $1.2B and $1.5B, respectively.

Target is the percentage of base salary for which a Participant is eligible assuming goals are achieved for the Plan Metrics. (See Exhibit B for Plan Targets)

Company Target Multiplier is the percentage of a Participant’s Target used to calculate initial award amounts. The Company Target Multiplier takes into consideration any applicable weighting for each Plan Metric, and the degree to which each Plan Objective for each Plan Metric is achieved.

Individual Performance Modifier, for eligible Participants, is applied to the initial award amounts based on the Participant’s performance for the Plan Period.

III.	Plan Metrics

Plan Metrics and related Plan Objectives are determined for each Plan Year. Exhibit A provides details for the relevant Plan Year, including:

•	Plan Metrics;

•	Percent of Target awards funded when minimum, goal and maximum Plan Objectives are met; and

•	Metrics details specific to the relevant Plan Year.

SPANSION EMPLOYEE INCENTIVE PLAN

IV.	Award Determination

Following the close of a Plan Period, after actual company performance is known, the Plan awards are calculated as follows:

A.	Company Performance Multiplier

The Company Performance Multiplier, ranging from 0% to 200%, is determined and applied to the Participant’s assigned Plan Target based on company performance to objectives established at the beginning of the Plan Period.

B.	Individual Performance Modifier

For eligible participants, an Individual Performance Modifier, ranging from 50% to 150%, is determined and approved by the Participants’ management based on achievement against pre-established objectives (either quarterly or annually, depending upon eligibility). The Modifier applies to the result of the calculation in A above. The individual modifier will be forced through the application of a bell curve rating system each manager will use to rate his/her employees.

C.	Maximum Spend

While Participants eligible for the Individual Performance Modifier may earn up to 150% of the company-based award based on their individual performance, the maximum plan expenditure cannot exceed the overall budget for the plan period. The overall budget is the sum of all awards resulting from the calculation in A above. Each senior manager will force a distribution for their direct reports.

For Participants for whom the Individual Performance Modifier does not apply, the award is calculated as follows:

For Participants for whom the Individual Performance Modifier does apply, the award is calculated as follows:

SPANSION EMPLOYEE INCENTIVE PLAN

V.	Administrative Provisions

The following provisions apply generally to all Plan participants on a worldwide basis. However, some variations may exist based on local legal requirements (e.g., laws regarding base salary calculation, payments upon termination). Please contact the local Division HR Representative for specific details.

A.	Changes in a Participant’s Status

1.	Change in Participation Level (e.g., individual contributor to manager, manager to director) – If a Participant changes participation levels during a Plan Year, an award is calculated on a pro rata basis (as described in B.2. below) taking into account (i) the time the Participant was in each level, (ii) the ending Base Salary for each level, and (iii) the Targets applicable to each level.

2.	Plan Participation Ends – If a Participant stops participating in the Plan but continues to be eligible for a pro-rated award, the Base Salary and Target used to calculate their award are those in effect at the time participation ended.

B.	Eligibility for Plan Award Payments

1.	Employment at Time of Payment: Subject to the provisions below, to be eligible to receive an award, a Participant must be actively employed by Spansion on the date awards are paid unless otherwise required by local law.

2.	New Participant/Inactive Status: Participants must be on active status for at least 30 days of the Plan Period to be eligible for an award. Payment to an employee who was not an active Participant for an entire Plan Period (i.e., became a Participant mid-quarter and/or was on inactive status for part of the Plan Year), is prorated; the amount of the payment is based on the number of days of active participation in the Plan during the Plan Period. For leaves of absence, proration will occur based on local guidelines; subject to those guidelines, proration will generally occur where inactive status exceeds 14 calendar days (2 work weeks).

3.

Death: A Participant who dies, and has actively participated in the Plan for at least half of the Plan Period, is eligible for a Plan payment. Payments in these cases are prorated based on the number of days of participation during the Plan Period and will be

SPANSION EMPLOYEE INCENTIVE PLAN

calculated and paid at the regularly scheduled time. Payment is made to the participant’s designated beneficiary.

4.	Reduced Work Schedule: A Participant who has a reduced work schedule receives a pro-rated payment based on the percent by which the schedule is reduced.

5.	Performance Requirement: Subject to the discretion of a Participant’s Vice President, a Participant may not be eligible to receive an award unless a minimum level of overall performance has been achieved. An employee is not eligible for an award if he/she has received a warning within 3 months prior to when payments are made.

C.	Timing of Award Payments

Awards for a Plan Period are paid during the quarter immediately following the end of the Plan Period, following determination of performance against both company and individual objectives.

D.	Approval of Plan Metrics and Plan Objectives

Annual Plan Metrics and Plan Objectives are approved by the Compensation Committee of the Board of Directors at the beginning the Plan Year. Quarterly Objectives, and performance against them, are determined at the end of each Plan Period and approved by the Compensation Committee of the Board of Directors, the CFO, or the CEO. Plan Objectives and results align with the Company’s forecast and results plus publicly reported quarterly/annual results unless specifically approved otherwise by the Compensation Committee.

E.	Discretionary Nature of Plan and Award Payments

No participant has a vested entitlement to any payment under the Plan; all awards are paid at the sole discretion of Spansion’s executive officers. Specifically, regardless of whether an award has been consistently paid over any period of time, Spansion, at its sole discretion, reserves the right to (i) increase or decrease Targets and Target Percentages for each Plan Year, (ii) terminate the participation of any participant in the Plan at any time for any legal reason, and/or (iii) modify or terminate the Plan, in whole or in part, all with or without notice or cause. Award payments will be offset for participants who are eligible for other bonus plans.

F.	Application of Deferred Compensation Rules

The Plan is generally operated in a manner that complies with Internal Revenue Code Section 409A and, as such, all awards paid under the Plan will be paid according to section V.C.

SPANSION EMPLOYEE INCENTIVE PLAN

EXHIBIT A

2010 Pay for Performance Plan Details

Annual Plan Metrics and Objectives

	2010 Annual Bonus Payout Matrix
	Revenue (M$)
	< $1,100	$1,100	$1,125	$1,150	$1,175	$1,200	$1,275	$1,350	$1,425	$1,500
16.90%	0%	120%	130%	140%	150%	160%	170%	180%	190%	200%
16.15%	0%	110%	119%	128%	136%	145%	155%	165%	175%	185%
15.40%	0%	100%	108%	115%	123%	130%	140%	150%	160%	170%
14.65%	0%	90%	96%	103%	109%	115%	125%	135%	145%	155%
13.90%	0%	80%	85%	90%	95%	100%	110%	120%	130%	140%
13.65%	0%	73%	78%	83%	88%	93%	103%	113%	123%	135%
13.40%	0%	65%	70%	75%	80%	85%	95%	105%	115%	130%
13.15%	0%	58%	63%	68%	73%	83%	93%	103%	113%	125%
12.90%	0%	50%	55%	63%	70%	80%	90%	100%	110%	120%
< 12.9%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%

These performance metrics are Spansion Confidential and must not be disclosed outside Spansion.

Quarterly Plan Metrics and Objectives

Metrics for quarterly plan participants will be established separately and tracked each quarter by Finance. The following are the Plan Metrics for Q1 and Q2 2010 (subject to review and approval:

	Q110 Bonus Payout Matrix
	Revenue (M$)
	< $250	$250	$255	$261	$266	$271	$291	$311	$330	$350
16.90%	0%	120%	130%	140%	150%	160%	170%	180%	190%	200%
16.15%	0%	110%	119%	128%	136%	145%	155%	165%	175%	185%
15.40%	0%	100%	108%	115%	123%	130%	140%	150%	160%	170%
14.65%	0%	90%	96%	103%	109%	115%	125%	135%	145%	155%
13.90%	0%	80%	85%	90%	95%	100%	110%	120%	130%	140%
13.65%	0%	73%	78%	83%	88%	93%	103%	113%	123%	135%
13.40%	0%	65%	70%	75%	80%	85%	95%	105%	115%	130%
13.15%	0%	58%	63%	68%	73%	83%	93%	103%	113%	125%
12.90%	0%	50%	55%	63%	70%	80%	90%	100%	110%	120%
< 12.9%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%

These performance metrics are Spansion Confidential and must not be disclosed outside Spansion.

SPANSION EMPLOYEE INCENTIVE PLAN

	Q210 Bonus Payout Matrix
	Revenue (M$)
	< $275	$275	$281	$288	$294	$300	$319	$3338	$356	$375
13.00%	0%	120%	130%	140%	150%	160%	170%	180%	190%	200%
12.25%	0%	110%	119%	128%	136%	145%	155%	165%	175%	185%
11.50%	0%	100%	108%	115%	123%	130%	140%	150%	160%	170%
10.75%	0%	90%	96%	103%	109%	115%	125%	135%	145%	155%
10.00%	0%	80%	85%	90%	95%	100%	110%	120%	130%	140%
9.75%	0%	73%	78%	83%	88%	93%	103%	113%	123%	135%
9.50%	0%	65%	70%	75%	80%	85%	95%	105%	115%	130%
9.25%	0%	58%	63%	68%	73%	83%	93%	103%	113%	125%
9.00%	0%	50%	55%	63%	70%	80%	90%	100%	110%	120%
< 9.00%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%

For subsequent quarters, a similar matrix will be established and approved per the Administrative Provisions. Quarterly Objectives and results align with the Company’s forecast and results plus publicly reported quarterly/annual results unless specifically approved otherwise by the Compensation Committee

Where achievement falls between the values in the matrices, the funding percent will be interpolated. Where achievement falls below the minimum level of either objective, no awards will be funded or distributed based on the guidelines established in these plans. In the event targets are not achieved, but the company is still profitable, a pool of funds totaling 10% of base salary will be available for distribution to employees at the sole discretion of management. Section 16 officers and employees, at the Senior Vice President Level or above, are not eligible for these bonus awards. The Compensation Committee has the sole authority to recommend bonus awards for the Section 16 officers or Senior Vice Presidents or above, based on recommendations from the CEO, for exemplary performance to the Board for approval. Special awards made to the CEO are made and recommended by the Compensation Committee and approved by the Board.

Sample Calculation

			Employee Incentive Plan Payout Examples

Plan Level	Annual Salary	Plan Target	Company Performance Multiplier (50% - 200%)	Initial Award	Individual Performance Multiplier (50% - 150%)	Target × Corporate × Individual	Quarterly Award	Annual / Annualized Award
Support	$55,000	5.0%	90%	$619	N/A	4.5%	$619	$2,475
Support	$40,000	5.0%	90%	$450	N/A	4.5%	$450	$1,800
Support	$60,000	5.0%	90%	$675	N/A	4.5%	$675	$2,700

SPANSION EMPLOYEE INCENTIVE PLAN

			Budget:	$1,744		Spend:	$1,744

IC/Manager	$100,000	15.0%	90%	$3,375	80%	10.8%	$2,700	$10,800
IC/Manager	$80,000	15.0%	90%	$2,700	125%	16.9%	$3,375	$13,500
IC/Manager	$120,000	15.0%	90%	$4,050	100%	13.5%	$4,050	$16,200
			Budget:	$10,125		Spend:	$10,125

Sr Director/VP	$150,000	30.0%	90%	$40,500	80%	21.6%	N/A	$32,400
Sr Director/VP	$140,000	30.0%	90%	$37,800	121%	32.7%	N/A	$45,738
Sr Director/VP	$160,000	30.0%	90%	$43,200	100%	27.0%	N/A	$43,200
			Budget:	$121,500		Spend:		$121,338

*	Support and IC/Manager plan levels have quarterly awards. Sr Director/VP plan levels have annual awards.

2010 Plan Metrics Definitions

Revenue refers to sales generated from all Spansion’s products and services as reported in Spansion’s pro-forma Profit and Loss statement. Pro-forma adjustments to GAAP (Generally Accepted Accounting Principles) revenue would include:

•	Add back of deferred revenue lost due to fresh start accounting; and

•	Reduction of revenue from companies acquired during fiscal 2010.

Operating Margin is derived from Operating Income divided by Revenue (as defined above). Operating Income refers to Spansion’s earnings before interest income/expense, other income/expense, taxes and extraordinary items as reported in Spansion’s pro-forma P&L. Pro-forma adjustments to GAAP Operating Income would include:

•	Revenue adjustments; and

•	Expense adjustments indicated as follows.

GAAP Expense Adjustments

•	Elimination of bankruptcy-related reorganization, restructuring, and any other applicable costs, including any items identified as such in the 2010 Annual Budget;

•	Elimination of any other fees or bonuses that are required for or payable upon the company’s successful emergence from Chapter 11 bankruptcy;

•	Adjustment for Spansion Japan or Spansion Nihon KK related payments or expenses, settlement, or other such activities;

•	Adjustments for changes in the carrying costs of assets and depreciation levels due to fresh start accounting, including but not limited to inventory, property and equipment, and intangibles;

•	Adjustments for changes in the liabilities due to fresh start accounting, including but not limited to market valuation of debt, capital leases, and other such items;

•	Adjustment for change in expenses due to equity grants (valuation, vesting, etc);

•	Elimination of costs and expenses from companies acquired during fiscal 2010 and any administrative costs associated with board-approved transactions;

SPANSION EMPLOYEE INCENTIVE PLAN

•

Elimination of any expenses or credits recorded on unconventional line items in GAAP Operating Income due to unforeseen accounting situations (e.g., sort reserve, claims agent, gain on extinguishment of debt, ARS, etc)

Due to various accounting matters not known due to fresh start accounting, the Company may revisit the above definitions after completion of Fresh Start Accounting.

SPANSION EMPLOYEE INCENTIVE PLAN

EXHIBIT B

2010 Pay for Performance Plan Targets

Participation Level			Plan Target	Plan Measurement & Payout Timing
Manager	Individual Contributor	Global Task Level	As % of Base
CEO		99	200	Annually
CFO/COO		98	125
EVP		96	80
SVP		93	60
VP		91	50
Sr. Director	Sr. Fellow	83	40

Director	Fellow	82	35	Quarterly
Sr. Manager	Professional 6	43/26	25
Manager	Professional 5	42/25	20
Section Manager / Staff Supv.	Professional 4	34/41/24	15
Supervisor	Professional 3	31-33, 23	10
	Prof. 1 & 2	21, 22	5

	Support – US	1-5	5	Quarterly (Based on Company Performance Only)
	Support – Int’l	1-5	3